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                                                                    EXHIBIT 10.3

                                                              SECURITY AGREEMENT
                                                              SECURITIES ACCOUNT

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned CORIXA CORPORATION, a Delaware corporation, or any of them ("Debtor"), hereby grants and transfers to NDC NEW MARKETS INVESTMENTS IV, L.P., a Delaware limited partnership, and its successors and assigns ("Lender") a security interest in
(a) Debtor's account no. 213128 (whether held in Debtor's name or as a Lender collateral account for the benefit of Debtor), and all replacements or substitutions therefor, including any account resulting from a renumbering or other administration re-identification thereof (collectively, the "Securities Account") maintained with WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group ("Intermediary"), (b) all financial assets credited to the Securities Account, (c) all security entitlements with inspect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). Except as otherwise expressly permitted herein, in the event Debtor receives any such proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Lender and will immediately deliver all such Proceeds to Lender in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Lender as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the Washington Uniform Commercial Code.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Lender under the Loan Documents (as defined below); (b) all obligations of Debtor and rights of Lender under this Agreement; and (c) all present and future obligations of Debtor to Lender of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or net due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable. This Agreement is being executed by Debtor in connection with that Credit Agreement dated as of March 2, 2004 (the "Credit Agreement") entered into by and between Debtor and Lender, pursuant to which Lender is funding a loan to Debtor in the original principal amount of $14,550,000.00 (the "Loan"). The Loan is secured by the Collateral under this Agreement and evidenced by that certain Promissory Note of even date herewith executed by Debtor in favor of the Lender (the "Loan Note" and together with the Credit Agreement, the "Loan Documents").

3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Lender, including without limitation, the payment of all Indebtedness of Debtor to Lender, and the termination of all commitments of Lender to extend credit to Debtor, existing at the time Lender receives written notice from Debtor of the termination of this Agreement.

4. OBLIGATIONS OF BANK. Lender has no obligation to make any loans hereunder. Any money received by Lender in respect of the Collateral may be deposited, at Lender's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall for all purposes, be deemed Collateral hereunder. Lender shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Lender shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Lender determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

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5.    REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Lender that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to Lender are complete and accurate in every respect; (b) Debtor is the owner of the Collateral and Proceeds (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Lender, or heretofore disclosed by Debtor to Lender, in writing; (e) all statements contained herein and, where applicable, in the Collateral, are true end complete in all material respects; (f) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Lender, exists or is on file in any public office or remains in effect; (g) no person or entity, other than Debtor, Lender and Intermediary, has any interest in or control over the Collateral; and (h) specifically with respect to Collateral and Proceeds consisting of Investment securities, instruments, chattel paper, documents, contracts, Insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

6. COVENANT OF DEBTOR.

6.1   Debtor Agrees in general: (a) to pay Indebtedness secured hereby when due;
(b) to indemnify Lender against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (c) to pay all cost, and expenses, including reasonable attorneys' fees, incurred by Lender in the perfection and preservation of the Collateral or Lender's interest therein and/or the realization, enforcement and exercise of Lender's rights, powers and remedies hereunder; (d) to permit Lender to exercise its powers; (e) to execute and deliver such documents as Lender deems necessary to crease, perfect and continue the security interests contemplated hereby; (f) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Lender prior written notice thereof, or unless otherwise permitted in the Credit Agreement; (g) not to change the places where Debtor keeps any Collateral Or Debtor's records concerning the Collateral and Proceeds without giving Lender prior written notice of the address to which Debtor is moving same; and (h) to cooperate with Lender in perfecting all security interests granted herein and in obtaining such agreements from third parties as Lender deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

6.2 Debtor agrees with regard to the Collateral and Proceeds, unless Lender agrees otherwise in writing: (a) that Lender is authorized to file financing statements in the name of Debtor to perfect Lender's security interest in Collateral and Proceeds; (b) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Lender; (c) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (d) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Lender to inspect the same and make copies thereof at any reasonable time,, (e) if requested by Lender, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver such Proceeds to Lender daily in the exam form in which they are received together with a collection report in form satisfactory to Lender; (f) in the event Lender elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Lender in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (g) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (h) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Lender's interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Debtor further agrees that any party now or at any time hereafter authorized by Debtor to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in affect among Lender, Debtor and Intermediary relating to the Collateral.

7. POWERS OF BANK. Debtor appoints Lender its true attorney-in-fact to perform any of the following powers, which are coupled with an Interest, are Irrevocable until termination of this Agreement and may be exercised from time to time by Lender's officers and employees, or any of them, whether or not Debtor is in default

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(unless otherwise indicated as requiring a default or an Event of Default): (a)
to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Lender's rights hereunder, (c) Upon an Event of Default under the Loan Documents, to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds: (d) to enter into any extension, modification, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts find things as Lender may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Lender's option, to be applied to the Indebtedness or held by Lender under this Agreement; (e) to make any compromise or settlement Lender deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers ant remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, upon an Event of Default under the Loan Documents, Lender may cause any Collateral and/or Proceeds to be transferred to Lender's name or the name of Lender's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Lender or its nominee, and thereafter Lender or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Lender or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Lender of any right, privilege or option pertaining to any shares of the Collateral and/or proceeds, and in connection therewith, the right to deposit and deriver any and all of the Collateral and/or Proceeds with am committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Lender or its nominee except to account for property actually received by Lender. Lender shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made Lender shall be obligations of Debtor to Lender, due and payable immediately upon demand, together with inter interest rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between Debtor and Lender, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Lender, Debtor and Intermediary relating to the Collateral; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or Agreement contained herein; (d) any impairment of the rights of Lender in any Collateral or Proceeds or any attachment or like levy on any property of Debtor; and (e) Lender, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

10. REMEDIES. Upon the occurrence of any Event of Default, Lender shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Lender shall have all other rights, powers, privileges and remedies

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granted to a secured party upon default under the Washington Uniform Commercial
Code or otherwise provided by law, including without limitation; the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Lender, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Lender shall be cumulative. No delay, failure or discontinuance of Lender in exercising any right, power, privilege of remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lender of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions.

While an Event of Default exists: (a) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Lender; (b) Lender may appropriate the Collateral and apply all proceeds toward repayment of the Indebtedness in such order of application as Lender may from time to time elect; (c) Lender may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Lender, Debtor and Intermediary; and (d) at Lender's request, Debtor will assemble and deliver all books and records pertaining to the Collateral or Proceeds to Lender at s reasonably convenient place designated by Lender. For any Collateral or Proceeds consisting of securities, Lender shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the Issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so. Debtor further agrees that Lender shall have no obligation to process or prepare any Collateral for sale or other disposition.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Lender may disclaim all warranties at title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Lender toward the payment of the Indebtedness in such order of application as Lender may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from at liability and responsibility with respect to any of the foregoing so transferred. and the transferee shall be vested with all rights and powers of Lender hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Lender shall retain all rights, powers, privileges find remedies herein given.

12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid In full and all commitments by Lender to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

13. MISCELLANEOUS. When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires;
(b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by flank. Debtor hereby waives any right to require Lender to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

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14.   NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Lender at the address specified in any other loan documents entered into between Debtor and Lender and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), expended or incurred by Lender in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation. any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Debtor or in any way affecting any of the Collateral or Lender's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with Interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Lender's Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Lender and Debtor.

17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Lender secured by the Collateral and Proceeds under this Agreement.

18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

20. ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference,

As of the date hereof, Debtor warrants that Debtor is an organization registered under the laws of the State of Delaware.

Debtor warrants that its chief executive office (or principal residence, if applicable) is located at the following address: 1124 Columbia Street Suite 200, Seattle, WA 98104

IN WITNESS WHEREOF, this Agreement has been duly executed as of March 2, 2004.

CORIXA CORPORATION, a Delaware corporation

By: /s/ Steven Gillis
    _______________________________________

Title: Chairman and Chief Executive Officer
       ____________________________________

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                      SECURITIES ACCOUNT CONTROL AGREEMENT
                              (LENDER INTERMEDIARY)

      THIS SECURITIES ACCOUNT CONTROL AGREEMENT (the "Agreement") is entered into as of March 2, 2004, by and among CORIXA CORPORATION ("Customer"), WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Investment Group ("Intermediary"), and NDC NEW MARKETS INVESTMENTS IV, L.P., a Delaware limited partnership ("Secured Party").

                                    RECITALS

      A. Customer maintains that certain account no. 213128 (the "Securities Account") with Intermediary pursuant to an agreement between Intermediary and Customer dated as of March 2, 2004 (the "Account Agreement"), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account pursuant to the terms and conditions of that certain Security Agreement (Securities Account) dated March 2, 2004 (the "Security Agreement") by and among the Customer, Intermediary and Secured Party. The Security Agreement was executed by Customer in connection with that Credit Agreement dated as of March 2, 2004 (the "Credit Agreement") entered into by and between Customer and Secured Party (as "lender" thereunder), pursuant to which Secured Party is funding a loan to Customer in the original principal amount of $14,550,000.00 (the "Loan"). The Loan is secured by the Securities Account and evidenced by that certain Promissory Note of even date herewith executed by Customer in favor of the Secured Party (the "Loan Note" and together with the Credit Agreement, the "Loan Documents").

      B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

      NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

1. DEFINITIONS. As used herein:

      (a) the term "Collateral" shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account, (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

      (b) the terms "investment property," "entitlement order," "financial assets" and "security entitlement" shall have the respective meanings set forth in the Washington Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "financial asset."

      2. AGREEMENT FOR CONTROL Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

      3. CUSTOMER'S RIGHTS WITH RESPECT TO THE COLLATERAL.

      (a) Until Intermediary is notified otherwise by Secured Party: (i) Customer, or any party authorized by Customer to act with respect to the Securities Account, may give trading instructions to Intermediary with respect to Collateral in the Securities Account so long as each trade of a financial asset is for an investment property of the same type as the financial asset being traded; (ii) Intermediary may distribute to Customer or any other party in accordance with Customer's directions that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account; and (iii) Intermediary may permit

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

Customer to withdraw financial assets from the Securities Account so long as after giving effect to any such withdrawal, the market value of the Securities Account is not less than $14,550,000.00, which minimum market value may be reduced if the principal amount of the Loan is reduced in accordance with
Section 1.5 of the Credit Agreement. Any reduction of the minimum market value of the Securities Account shall be made in an increment to correspond to a reduction in the principal amount of the Loan. At no time during the term of the Loan shall the principal amount of the Loan exceed the required minimum market value of the Securities Account.

      (b) Without Secured Party's prior written consent, except to the extent permitted by the preceding paragraph; (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and
(ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

      (c) Upon receipt of either written or oral notice from Secured Party: (i) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party; and (ii) Intermediary shall not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

      4. INTERMEDIARY'S ACKNOWLEDGEMENTS. Intermediary acknowledges that:

      (a) The Securities Account is maintained with Intermediary solely in Customer's name.

      (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary's liens securing fees and charges, or payment of open trade commitments, as described in the last paragraph of this Section.

      (c) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

      5. AGREEMENT OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

      (a) Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

      (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

      (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

      (d) Without Secured Party's prior written consent, Intermediary and Customer shall not amend, modify or terminate the Account Agreement, other than:
(i) amendment to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account; and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party's rights hereunder.

      6. MISCELLANEOUS.

      (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

      (b) In the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

      (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

      (d) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto.

      (e) This Agreement shall terminate upon Intermediary receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral.

      (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WELLS FARGO BANK, NATIONAL              NDC NEW MARKETS INVESTMENTS IV, L.P.
ASSOCIATION, ACTING THROUGH ITS
INVESTMENT
GROUP_____________________________      BY:  HEDC NEW MARKETS, INC.
                                        ITS: GENERAL PARTNER

By:_______________________________      By:___________________________________

Title:____________________________      Title:________________________________

Address:                                Address:

__________________________________      ______________________________________

__________________________________      ______________________________________

FAX No.:__________________________      FAX No.:______________________________

CORIXA CORPORATION

By________________________________

Address:
1124 Columbia Street, Suite 200
Seattle, WA 98104

FAX No.:__________________________

               ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

      THIS ADDENDUM is attached to and made a part of that certain Security
Agreement: Securities Account executed by CORIXA CORPORATION ("Debtor") in favor of NDC NEW MARKETS INVESTMENTS IV, L.P. ("Lender"), dated as of March 2, 2004 (the "Agreement").

      The following provisions are hereby incorporated into the Agreement:

      1. Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, (b) trade financial assets maintained in the Securities Account, so long as each trade of a financial asset is for an investment property of the same type as the financial asset being traded, and (c) withdraw financial assets from the Securities Account, so long as after giving effect to such withdrawal, (i) the Collateral Value of the Securities Account is not less than the amount required below, and
(ii) the market value of the Securities Account is not less than $14,550,000.00, which minimum market value may be reduced in accordance with the terms and conditions of this Section. Without Lender's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other thank Lender may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than $14,550,000.00, which minimum market value may be reduced if the principal amount of the Loan is reduced in accordance with
Section 1.5 of the Credit Agreement. Any reduction of the minimum market value of the Securities Account shall be made in an increment to correspond to a reduction in the principal amount of the Loan. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Lender into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

      2. "Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Lender in its sole discretion, and excluding from such computation (a) all WF Securities and Common Trust Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Lender determines such issuer to be ineligible.

                                 Type of Investment Property                                     Percentage
---------------------------------------------------------------------------------------------    ----------
Cash and Cash Equivalents                                                                           100%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities:

      (a)  with maturities less than or equal to 5 years                                             90%
      (b)  with maturities greater than 5 years but less than or equal to 10 years                   85%
      (c)  with maturities greater than 10 years                                                     80%

Corporate and Municipal Bonds and Notes:

      (a)  rates AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with                85%
           maturities less than or equal to 5 years
      (b)  rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with                80%
           maturities greater than 5 years but less than or equal to 10 years.

      (c)  rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating agency with            75%
           maturities greater than 10 years
      (d)  rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities    80%
           less than or equal to 5 years

      (e)  rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities    75%
           greater than 5 years but less than or equal to 10 years
      (f)  rated A, Baa, BBB or SP-2 by a nationally recognized rating agency with maturities    70%
           greater than 10 years

Commercial Paper:

      (a)  rated A1 or P1 by a nationally recognized rating agency                               80%
      (b)  rated A2 or P2 by a nationally recognized rating agency                               70%

Common and Preferred Stock:

      (a)  traded on the New York Stock Exchange                                                 75%
      (b)  traded on NASDAQ, the American Stock Exchange or a regional exchange:

           (i) with a market capitalization greater than $7.5B and

                 **   rated A+, A or A- by a nationally recognized rating agency                 75%
                 **   rated B+ by a nationally recognized rating agency                          60%
                 **   rated B, B- or C by a nationally recognized rating agency                  50%
           (ii) with a market capitalization greater than $1B but less than or equal to
                $7.5B and

                 **   rated A+, A or A- by a nationally recognized rating agency                 60%
                 **   rated B+ by a nationally recognized rating agency                          50%
                 **   rated B, B- or C by a nationally recognized rating agency                  40%
           (iii)with a market capitalization greater than or equal to $500MM but less than
                $1B and

                 **   rated A+, A or A- by a nationally recognized rating agency                 50%
                 **   rated B+ by a nationally recognized rating agency                          40%
                 **   rated B, B- or C by a nationally recognized rating agency                  30%

      Mutual Funds:

      (a)  Listed Money Market                                                                   95%
      (b)  Short Term Taxable or Tax Exempt Bonds                                                90%
      (c)  Intermediate Term Taxable or Tax Exempt Bonds                                         85%
      (d)  General Taxable Bonds                                                                 80%

(e)  Municipal Bonds, Single State bonds or Long Term Corporate Taxable Bonds                  75%
(f)  Balanced Stock and bond Funds (includes flexible portfolio)                               75%
(g)  Domestic Large Cap Stock                                                                  70%
(h)  Domestic Equity Income Stock                                                              70%
(i)  Domestic Mortgage Taxable Bonds                                                           70%
(j)  Multi Cap Growth, Value and Core Stock                                                    60%
(k)  Mid Cap Growth, Value and Core Stock                                                      60%
(l)  Small Cap Growth, Value and Core Stock                                                    50%
(m)  Specialty Equity Stock                                                                    50%
(n)  Sector, International, High Yield Taxable and Tax Exempt Stocks and Bonds                 50%
(o)  Listed NASDAQ Mutual Funds                                                                50%

      3. Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Lender disclaims a security interests in all Common Trust Funds now or hereafter maintained in the Securities Account.

      4. "Common Trust Funds" means common trust funds as described in 12 C.F.R. 918 and includes, without limitation, common trust funds maintained by Lender for the exclusive use of its fiduciary clients.

      5. Limitation on Indebtedness. Notwithstanding anything in this Agreement to the contrary, the indebtedness secured hereby is limited to all obligations of Debtor arising under or in connection with that Credit Agreement dated as of March 2, 2004 (the "Credit Agreement"), executed by Debtor in connection with the funding of a loan by Lender in the original principal amount of $14,550,000.00 (the "Loan").

      6. The Agreement shall terminate and Lender shall release its security interest in the Collateral when the Loan referred to in paragraph 5 above has been paid in full and no longer outstanding.

      7. To the extent that there is any conflict between any of the provisions incorporated into the Agreement through this Addendum and the provisions set forth in the Agreement, the provisions incorporated through this Addendum shall govern.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

CORIXA CORPORATION                          NDC NEW MARKETS INVESTMENTS IV, L.P.

By  _______________________________         By:  HEDC NEW MARKETS, INC.
                                            Its: General Partner

Title _____________________________

                                            By_______________________________

                                            Title____________________________